                                                                    Exhibit 23.3

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


The Board of Directors and Shareholders
Turf Paradise, Inc.

We have audited the statements of income, retained earnings, and cash flows of Turf Paradise, Inc. for the year ended June 30, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Turf Paradise, Inc. for the year ended June 30, 1993 in conformity with generally accepted accounting principles.


                                                               Ernst & Young LLP

Phoenix, Arizona
August 26, 1993

                                       3